Sonterra Resources, Inc.
300 East Sonterra Boulevard, Suite 1220
San Antonio, Texas

June 19, 2008

Mr. Wayne A. Psencik
c/o Sonterra Resources, Inc.

Re:	Termination of Employment Agreement dated February 14, 2008.

Dear Wayne:

This letter agreement shall confirm our understanding with respect to the Employment Agreement dated February 14, 2008, between Sonterra Resources, Inc. (the “Company”) and you (the “Employment Agreement”). It also confirms our understanding with respect to all of your options to purchase Common Stock of the Company, including those granted to you pursuant to the stock option agreements (the “Option Agreements”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement, and Section references herein shall refer to Sections of the Employment Agreement.

1.
You acknowledge that, in consideration for the termination of your employment with the Company and the forfeiture of your rights under the Option Agreements, you will be able to accept employment by South Texas Oil Company, a Nevada corporation under common control with the Company, by The Longview Fund, L.P., which you consider to be in your best interests. For such consideration and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, you consider it in your best interests to enter into this letter agreement.

2.
You and the Company agree that, except as otherwise expressly provided in this letter agreement, all rights and obligations of each party under the Employment Agreement shall terminate as of the date hereof and all rights and obligations of each party under the Option Agreements shall terminate as of the date hereof.

3.
For purposes of clarification, you agree that the provisions of Section 7 (Company Obligations upon Termination of Employment) relating to severance and related benefits shall not be triggered by the termination of the Employment Agreement, and you hereby waive and relinquish any and all rights to receive such severance and related benefits from the Company.

4.
You agree that you will continue to maintain in confidence Confidential Information in accordance with the terms and conditions of Section 10 (Nondisclosure of Confidential and Proprietary Information) and to otherwise be bound by such Section 10, which Section 10 will remain in full force and effect.

5.
You and the Company agree that, except as provided below in Paragraph 8 hereof, Section 11 and Sections 15 through 20 will remain in full force and effect, and you agree that you will continue to be bound by such Sections, including all restrictions, covenants and agreements therein.

6.
“You” (defined for the purpose of this Section 6 as you and your agents, representatives, attorneys, assigns, heirs, executors, and administrators) hereby fully, unconditionally and irrevocably waive, release and discharge the Company, each of its subsidiaries, and each of their respective past and present agents, attorneys, insurers, representatives, assigns, transferees, predecessors in interest, successors in interest, affiliates, joint venturers, partners, and each of their respective employees, officers, directors, stockholders, administrators, attorneys, accountants and representatives (collectively, the “Related Parties”), and agree not to bring any action, proceeding, or suit against any of the Related Parties regarding, any and all liabilities, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, in each case regardless of the capacity of the Related Party and whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under the Employment Agreement, any Option Agreement or any other agreement or understanding or otherwise at law or equity. You acknowledge that you shall not seek to recover any amounts from the Related Parties arising from, or in connection with, events arising on or before the date hereof.

7.
You agree to cooperate with the Company in any reasonable manner as the Company may request, including, but not limited to, furnishing information to the Company, otherwise consulting with the Company and assisting the Company in any litigation or potential litigation or other legal matters in which the Company (or any of the Related Parties) and you are not adverse to each other, including, but not limited to, meeting with and fully answering the questions of the Company or its representatives or agents, and testifying and preparing to testify at any deposition or trial.

8.
The Company acknowledges that you are entering into an employment agreement of even date herewith with South Texas Oil Company, a Nevada corporation, and hereby waives any restrictions imposed by Section 12 (Non-Competition) to the extent it would otherwise prohibit or restrict your employment by South Texas Oil Company pursuant to such employment agreement. Additionally, the Company acknowledges that all current employees of the Company will become employees of South Texas Oil Company and hereby waives any restrictions imposed by Section 13 (Non-Solicitation) to the extent it would otherwise prohibit or restrict the hiring of the current Company employees by South Texas Oil Company.

9.
You and the Company agree that, effective as of the date hereof, each Option Agreement shall be terminated and cease to be of any further force or effect, and neither you nor the Company shall have any further rights, obligations, duties or interests thereunder.

10.
You acknowledge and agree that (a) no options granted pursuant to any Option Agreement were vested as of the date hereof, and (b) effective as of the date hereof, all options granted pursuant to each Option Agreement shall expire and terminate and you shall have no rights to, or interest in, any such options or any shares of Common Stock for which any such options might have been exercised had your employment with the Company not terminated.

11.
You agree that you shall execute and deliver such other agreements and other documents and take such other actions as may reasonably be requested by the Company in order to effectuate the purposes of this letter agreement.

12.
All construction and interpretation of this letter agreement shall be governed by and construed in accord with the internal laws of the State of Texas, without giving effect to that State’s principles of conflicts of law.

13.
This letter agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed an original, but all which together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this letter agreement is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this letter agreement or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

14.
You acknowledge that you have carefully read this letter agreement and fully understand its meaning, that you have had the opportunity and adequate time after receiving this letter agreement to decide whether to sign it, that you are signing this letter agreement knowingly, voluntarily, and without any coercion or duress, that the Company has and hereby is advising you, in writing, to consult with an attorney before signing this letter agreement, and that no promises or representations have been made to cause you to sign this letter agreement other than those set forth herein.

Please confirm your agreement with the foregoing by signing and returning to me a copy of this letter enclosed herewith.

Very truly yours,

Sonterra Resources, Inc.

By:	/s/ Terry Gill
Terry Gill, Director

Accepted and Agreed as June 23, 2008:

/s/ Wayne A. Psencik
Name: Wayne A. Psencik